ONSOURCE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(UNAUDITED)

ONSOURCE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is presented to give effect to the merger of OnSource Corporation ("OnSource") and Osmotics Pharma, Inc. ("OPI") on May 10, 2005 (the "Merger"). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2005 and for the year ended June 30, 2004, are based on the individual balance sheets and statements of operations of OnSource (previously filed on Forms 10QSB and 10KSB) and OPI whose statements appear elsewhere in this filing.

On May 10, 2005, OPI merged with and into OnSource. In connection with the Merger, OnSource exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of OnSource common stock at an exercise price of $2.18 per share in exchange for 12,253,250 shares of OPI common stock. Additionally, OnSource issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of OnSource common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in OPI. Furthermore, OnSource assumed the remaining balance under a $1,200,000 promissory note payable by OPI to its parent company, Osmotics Corporation.

The issuance of the common stock resulted in the OPI shareholders owning approximately 92% of the voting securities of OnSource immediately after the Merger. Additionally, the officers of OPI have retained their positions after the Merger and will become the officers of OnSource. As a result, the shareholders and officers of OPI hold a controlling interest in OnSource and accordingly, the Merger was accounted for as a reverse acquisition under the purchase method of accounting. A reverse acquisition occurs when the legal acquirer (OnSource) is deemed not to be the accounting acquirer. In these cases, the legal form of the transaction is ignored, and the target company (OPI) is treated as the acquiring company for financial reporting purposes.

The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Merger set forth above had been effected on the dates indicated or of the results that may be obtained in the future.

The unaudited pro forma condensed consolidated balance sheet assumes that the Merger was consummated on March 31, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2005 assume the Merger had been consummated on July 1, 2004, and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2004 assume the Merger had been consummated on July 1, 2003.
OnSource Corporation
Pro Forma Financial Statements
Condensed Consolidated Balance Sheets
As of March 31, 2005
(unaudited)
	Osmotics	OnSource	Pro Forma Adjustments
	Pharma, Inc.	Corporation	Debit		Credit		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$ 27,594	$ 55,944	$ -		$ -		$ 83,538
Restricted cash		1,057,837	502,800	B			1,560,637
Trade receivables, net	-	238,883					238,883
Receivable from Osmotics Pharma		550,000			550,000	H	-
Inventories	-	208,736					208,736
Prepaid, deposit and other	39,685	204,096	174,832	B	____________		418,613
Total current assets	67,279	2,315,496	677,632		550,000		2,510,407

Furniture, fixtures and equipment, net	-	80,365					80,365
Licensed Technology Costs, net	195,187	-					195,187
Other	35,196	-			35,196	E	-
Goodwill	-	-	883,299	C	38,095	A	2,300,000
			7,697,689	C	7,325,089	G
			1,047,000	D	-
			35,196	E	-
	__________	__________	-		____________		____________
Total assets	$ 297,662	$ 2,395,861	$ 10,340,816		$ 7,948,380		$ 5,085,959
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 219,763	$ 320,378	$ -		$ -		$ 540,141
Accounts payable to affiliates	-	287,479					287,479
Promissory Note - Osmotics, net of discount	800,170	-	-				800,170
Secured Notes	550,000	-	550,000	H			-
Current portion of note payable	-	232,256			-		232,256
Convertible debentures	-	140,653			-		140,653
Other	-	-	___________		___________		-
Total current liabilities	1,569,933	980,766	550,000		-		2,000,699

Notes payable, net of current portion		1,377,000					1,377,000
Licensed technology obligation	239,937	-	____________		___________		239,937
Total liabilities	1,809,870	2,357,766	550,000		-		3,617,636

Stockholders' deficit
Preferred stock	-	-	-		-		-
Common stock	916	97	97	A	97	C	1,240
			916	F	1,143	F
Additional paid in capital	-	2,896,462	2,896,462	A	542,000	B	10,305,296
			227	F	135,632	B
			-		883,202	C
					7,697,689	C
					1,047,000	D
Retained deficit	(1,513,124)	(2,858,464)	7,325,089	G	2,858,464	A	(8,838,213)
Total stockholders' deficit	(1,512,208)	38,095	10,222,791		13,165,227		1,468,323
Total liabilities and stockholders' deficit	$ 297,662	$ 2,395,861	$ 10,772,791		$ 13,165,227		$ 5,085,959

OnSource Corporation
Pro Forma Financial Statements
Condensed Consolidated Statements of Operations
Nine Months Ending March 31, 2005
(unaudited)
	Osmotics	OnSource	Pro Forma Adjustments
	Pharma, Inc.	Corporation	Debit		Credit	Pro Forma

Revenue	$ -	$ 1,635,049				$ 1,635,049

Cost of Services	-	917,282				917,282

Gross Profit	-	717,767				717,767

Operating Expenses	737,573	864,763	179,473	M		1,781,809

Operating Loss	(737,573)	(146,996)	179,473			(1,064,042)
	-
Other Expense, net	(49,600)	(73,995)	66,000	J	-	(9,276,140)
			1,515,722	K
			7,325,089	G
			245,734	L

Net Loss	(787,173)	(220,991)	9,332,018			(10,340,182)

Preferred Stock Dividends	(45,161)	-	134,839	I		(180,000)

Loss Attributable to Common Shareholders	(832,334)	(220,991)	9,466,857			(10,520,182)

Loss Per Common Share - Basic	n/a	$ (0.24)				$ (0.85)
Loss Per Common Share - Diluted	n/a	$ (0.24)				$ (0.85)

Weighted Average Shares Outstanding - Basic	n/a	911,658	11,427,961	N		12,339,619
Weighted Average Shares Outstanding - Diluted	n/a	911,658	11,427,961	N	-	12,339,619

OnSource Corporation
Pro Forma Financial Statements
Condensed Consolidated Statements of Operations
Year Ending June 30, 2004
(unaudited)
	Osmotics	OnSource	Pro Forma Adjustments
	Pharma, Inc.	Corporation	Debit		Credit		Pro Forma

Revenue	$ -	$ 2,300,256					$ 2,300,256

Cost of Services	-	1,200,620					1,200,620

Gross Profit	-	1,099,636					1,099,636

Operating Expenses	429,485	969,460	400,160	M			1,799,105

Operating Income (Loss)	(429,485)	130,176	400,160				(699,469)
	-
Other Expense, net	(4,555)	(40,650)	120,000	J	-		(9,925,727)
			2,067,847	K
			7,325,089	G
			367,586	L

Net Income (Loss)	(434,040)	89,526	10,280,682				(10,625,196)

Preferred Stock Dividends	-	-	240,000	I			(240,000)

Income (Loss) Attributable to Common Shareholders	(434,040)	89,526	10,520,682				(10,865,196)

Income (Loss) Per Common Share - Basic	n/a	$ 0.11					$ (0.89)
Income (Loss) Per Common Share - Diluted	n/a	$ 0.11					$ (0.89)

Weighted Average Shares Outstanding - Basic	n/a	795,236	11,427,961	N			12,223,197
Weighted Average Shares Outstanding - Diluted	n/a	801,134	11,427,961	N	5,898	O	12,223,197

ONSOURCE CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information is based on the following adjustments and related assumptions. The actual purchase accounting adjustments will be made based on the actual account balances on the date the Merger is consummated and therefore, will differ from those reflected in the unaudited pro forma information. Management believes that the actual adjustments, in the aggregate, will not be materially different from those herein.

On May 10, 2005, OPI merged with and into OnSource. In connection with the Merger, OnSource exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of OnSource common stock at an exercise price of $2.18 per share in exchange for 12,253,250 shares of OPI common stock. Additionally, OnSource issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of OnSource common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in OPI. The Series A Preferred Stock was issued by OPI to Osmotics in exchange for transferring certain technology rights. Accordingly, because this transaction was between two entities under common control, OPI recorded the Series A Preferred Stock at $0 which was Osmotics' historical carrying value of the technology. Furthermore, OnSource assumed the remaining balance under a $1,200,000 promissory note payable by OPI to its parent company, Osmotics Corporation.

In connection with the Merger, OnSource sold $2,208,500 in convertible debentures (the "Debentures"). The Debentures are convertible into 2,208,500 shares of OnSource common stock. Additionally, purchasers of the Debentures received 1,104,250 warrants to acquire OnSource common stock at $2.00 per share and 1,104,250 warrants to acquire OnSource common stock at $4.00 per share. The Debentures are due December 31, 2005 and bear interest at an annual rate of 6%.

PRO FORMA ADJUSTMENTS
A.	To eliminate the historical OnSource equity account balances.

B.

To reflect the sale by OnSource of the Debentures subsequent to March 31, 2005. As of March 31, 2005, OnSource had sold $1,666,500 in Debentures. Subsequent to March 31, 2005, OnSource sold an additional $542,000 in Debentures, generating net proceeds of $502,800 after selling commissions. Additionally, these Debentures resulted in the issuance of 271,000 warrants exercisable at $2.00 per share and 271,000 warrants exercisable at $4.00 per share. In accordance with Emerging Issues Task Force No. 98-5 and Emerging Issues Task Force No. 00-27, the proceeds from these Debentures resulted in an allocation to beneficial conversion feature and warrants in an amount equal to the amount of the Debentures. Management based this allocation on the relative fair values of the beneficial conversion feature and warrants. In determining the values to allocate, management utilized the intrinsic value method to calculate the beneficial conversion feature and the Black-Scholes pricing model to determine the fair value of the warrants. Based on the allocation, management attributed $247,386 to the beneficial conversion feature and $294,614 to the warrants. Accordingly, an entry to debt discount and additional paid in capital of $542,000 was recorded for the sale of the Debentures and warrants. The selling commissions were recorded as a debt offering cost. Further, in connection with the sale of the Debentures, placement agents received 39,200 of warrants to purchase shares of the Company's common stock at $1.20 per share. Management valued these placement warrants using the Black-Scholes pricing model with the assumptions set forth below in C. As a result of these assumptions, the placement warrants were assigned a value of $135,632 and were recorded as an increase to additional paid in capital and debt offering costs.

C.

To reflect the issuance of 970,658 shares of $.0001 par value common stock to OnSource at fair market value, the issuance of 2,208,500 warrants which had been sold in connection with the Debentures, and the issuance of 134,350 placement warrants. For the common stock, management determined fair market value by using the closing price of the OnSource common stock ($.91) on the day prior to announcing the signing of the letter of intent regarding the Merger. Management has estimated the fair value of the warrants using the Black-Scholes pricing model with the following assumptions; Market Price of OnSource Common Stock $3.75 (Closing price on May 10, 2005), risk free interest rate 2.1%, volatility 166%, and expected life of 3 years. As a result of these assumptions, the warrants were assigned a fair value of $7,697,689.

D.

To reflect the issuance of 300,000 three year warrants with an exercise price of $1.00 per share to an investment banker as a fee for brokering the Merger. Management has estimated the fair value of these warrants using the Black-Scholes pricing model using the same assumptions as outlined in C. above. As a result, the warrants were assigned a fair value of $1,047,000.

E.	To reclassify capitalized Merger costs incurred by OPI to Goodwill.

As a result of entries A, B, C, D and E, there was a step-up of the OnSource assets to their fair market value. Accordingly, goodwill of $9,625,089 was recorded related to these adjustments as follows:

OnSource Common Stock	$ 883,299
Debenture Warrants	7,232,838
Placement Warrants	464,851
Investment Banker Warrants	1,047,000
Merger Costs	35,196
9,663,184

Less: OnSource Net Assets	(38,095)
$ 9,625,089

F.

To record the exchange of 12,253,250 shares of OPI common stock for 11,427,961 shares of OnSource common stock. The historical OPI common stock balance was allocated between "common stock" and "additional paid in capital" in accordance with OnSource's $.0001 par value.

G.

To record an impairment of goodwill previously recorded in connection with the Merger. Management believes that the fair market value of the OnSource business does not exceed $2,300,000 (or approximately 1x annual revenue), and accordingly, the goodwill balance should not exceed that amount. The actual purchase accounting adjustments will be made on the basis of an appraisal or other similar evaluation as of the date of consummation of the Merger.

H.	To eliminate the intercompany advance balance between OnSource and OPI.

I.	To record accrued dividends on the Series A Preferred Stock for the entire period presented.

J.

To amortize the debt discount associated with OPI's note payable to Osmotics. The note is payable in full within one year and the company has assumed straight line amortization over twelve months. Included in OPI's actual results of operations for the 9 months ended March 31, 2005 is $24,000 of discount amortization.

K.

To amortize the debt discount associated with the Debentures. For purposes of this pro forma presentation, the debt discount is being amortized using the straight line basis over twelve months. The Debentures are payable, if not previously converted, on December 31, 2005.

L.

To amortize the debt offering costs associated with the sale of the Debentures. For purposes of this pro forma presentation, the debt offering costs are being amortized using the straight line method over twelve months. Included in OnSource's actual results of operations for the 9 months ended March 31, 2005 is $119,821 of debt offering cost amortization.

M.	To reflect the increase in salaries for certain officers that is anticipated to occur subsequent to closing of the Merger.

N.

To record the issuance of 11,427,961 shares of common stock to OPI's shareholders. No other dilutive securities such as preferred stock, stock options and warrants were included in the fully diluted shares as the impact is antidilutive.

O.	To remove the dilutive securities from the earnings per share calculation as the effect on the pro forma loss is antidilutive.

OSMOTICS PHARMA, INC.
(A development stage enterprise)

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003
AND THE PERIOD FROM
FEBRUARY 20, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Osmotics Pharma, Inc. (a development stage enterprise) as of December 31, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osmotics Pharma, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue or cash flow from operations since inception, has suffered recurring losses and has a stockholders' deficit at December 31, 2004 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GHP Horwath, P.C.
Denver, Colorado
February 18, 2005

OSMOTICS PHARMA, INC.
(A development stage enterprise)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$ 200
Prepaid expense and deposit	16,625

Total current assets	16,825

Licensed technology costs, net	200,557

Total assets	$ 217,382
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:

Current liabilities:
Accounts payable and accrued liabilities	$ 98,687
Advances from Parent	779,445
Total current liabilities	878,132

Licensed technology obligation	233,104

Total liabilities	1,111,236

STOCKHOLDERS' EQUITY (DEFICIT):

Preferred stock, no par value, 20,000,000 shares authorized;	-
none issued and outstanding
Common stock, no par value; 50,000,000 shares authorized;	301,471
12,254,250 shares issued and outstanding
Deficit accumulated during the development stage	(1,195,325)

Total stockholders' deficit	(893,854)

Total liabilities and stockholders' deficit	$ 217,382

The accompanying notes are an integral part of these financial statements.
OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH DECEMBER 31, 2004

	2004	2003	Cumulative From Inception (February 20, 2002)

REVENUE:	$ -	$ -	$ -

OPERATING EXPENSES:

Licensing fees	149,321	24,996	197,230

Testing and development	101,600	-	101,600

General and administrative	556,568	193,041	878,273

	807,489	218,037	1,177,103

Loss from operations	(807,489)	(218,037)	(1,177,103)

OTHER EXPENSE:

Interest	18,222	-	18,222

NET LOSS	$(825,711)	$(218,037)	$(1,195,325)

The accompanying notes are an integral part of these financial statements.
OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH DECEMBER 31, 2004

				Total
				Stockholders'
	Common Stock		Retained	Equity
	Shares	Amount	Deficit	(Deficit)

Issuance of common stock to parent at
Inception, February 2002	12,000,000	$ -	$ -	$ -
Sale of common stock during 2002, net of
offering costs of $3,629	254,250	301,471	-	301,471

Net loss	-	-	(151,577)	(151,577)

BALANCES, December 31, 2002	12,254,250	301,471	(151,577)	149,894

Net loss	-	-	(218,037)	(218,037)

BALANCES, December 31, 2003	12,254,250	301,471	(369,614)	(68,143)

Net loss	-	-	(825,711)	(825,711)

BALANCES, December 31, 2004	12,254,250	$ 301,471	$(1,195,325)	$ (893,854)

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH DECEMBER 31, 2004
	2004	2003	Cumulative From Inception (February 20, 2002)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (825,711)	$ (218,037)	$ (1,195,325)

Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of licensed technology costs	14,325	-	14,325
Imputed interest expense	18,222	-	18,222
Increase in prepaid expense and deposit	(16,625)	-	(16,625)
Increase in accounts payable and accrued liabilities	98,687	-	98,687

Net cash used in operating activities	(711,102)	(218,037)	(1,080,716)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from Parent	709,298	1,676,466	2,537,369
Advances to Parent	-	(1,456,453)	(1,757,924)
Net proceeds from the sale of common stock	-	-	301,471

Net cash provided by financing activities	709,298	220,013	1,080,916

Net (decrease) increase in cash	(1,804)	1,976	200

Cash and cash equivalents at the beginning of period	2,004	28	-

Cash and cash equivalents at the end of period	$ 200	$ 2,004	$ 200

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
Acquisition of licensed technology in exchange for
long-term obligation (Note 5)	$ 269,548	$ -	$ -

OSMOTICS PHARMA, INC.
(A development stage enterprise)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004

1.    Business and overview:

Osmotics Pharma, Inc. ("OPI" or the "Company") is an emerging specialty pharmaceutical company focused on prescription products for dermatology, infectious diseases and oncology. The Company is a 98% owned subsidiary of Osmotics Corporation ("Osmotics"), a privately held company that sells cosmeceutical products through prestige retailers.

Since its inception in February 2002, the Company's principal activities to date involve raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, the Company is classified as a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

In 2005, the Company began implementing a business plan that will facilitate the Company's ability to raise capital and execute its operational goals. This plan, as described below, included:

a.  In January 2005, Osmotics and OnSource Corporation ("OnSource"), a publicly traded supplier of pull tabs and supplies to the gaming industry in Alaska, entered into a letter of intent (the "LOI") to merge the Company into OnSource (the "Merger"). Under terms of the LOI, OnSource will acquire 100% of the outstanding common stock of the Company in exchange for OnSource issuing to the Company's shareholders approximately 16.2 million shares of OnSource common stock, preferred stock, common stock purchase warrants and stock options. Upon closing of the Merger, the Company will become a wholly owned subsidiary of OnSource. The transaction is expected to be accounted for as a reverse acquisition of OnSource by the Company since the Company's shareholders will own approximately 94% of the post-acquisition common stock (on a fully diluted basis) of the consolidated entity immediately after completion of the transaction; and

b.  In January 2005, the Company and Osmotics entered into a technology transfer agreement (the "Technology Transfer Agreement") whereby Osmotics agreed to use its best efforts to assign certain rights held by Osmotics under two exclusive license agreements to the Company. Additionally, the Company and Osmotics concurrently entered into a sub license agreement whereby Osmotics sub licensed the rights covered by the Technology Transfer Agreement to the Company until such time as Osmotics can execute the necessary assignments. In consideration for the Technology Transfer Agreement, the Company issued to Osmotics a non-secured, non-interest bearing, promissory note with a face amount of $1,200,000 (the "Promissory Note"). The Promissory Note is payable in monthly installments of $120,000 to $150,000 per month with such amount being determined by the Company's management. Additionally, the Company issued 1,000,000 shares of Series A Preferred Stock with a stated value of $4.00 per share. Since the Technology Transfer Agreement was a transaction between entities under common control, the Company will record the licensed technology at $0 which is Osmotics' historical carrying value of the technology.

2.    Basis of presentation and significant accounting policies:

Going concern and management's plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in February 2002, the Company has not generated revenue and has incurred net losses. Accordingly, the Company has not generated cash flow from operations and subsequent to utilizing the proceeds raised from selling stock to outside shareholders (the "Outside Shareholders"), has relied upon advances from Osmotics to fund its operations. As of December 31, 2004, the Company had net borrowings of $779,445 from Osmotics and a stockholders' deficit of $(893,854). Osmotics is under no formal obligation to fund the future activities of the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

As described above, in 2005, the Company entered into the LOI with OnSource. Under the terms of the LOI, OnSource agreed to sell up to $2.0 million of convertible debentures (the "Debentures"). However, the proceeds from the Debentures will not be sufficient to fund the combined operations of the Company and OnSource through 2005. The Company plans on using the proceeds to satisfy its obligation under the Promissory Note along with funding the payment of license fees, corporate overhead, investor relations, accounts payable and transaction costs associated with the Merger. While the Company plans to raise additional capital through the sale of common stock or preferred stock, there is no assurance that they will be successful in these efforts. The Company has no other plans to address its financial condition other than the sale of common or preferred stock.

Subsequent to yearend, OnSource loaned the Company $350,000 under a master credit agreement dated January 13, 2005 (the "Credit Agreement"). The Credit Agreement provides for OnSource to loan the Company up to $1.0 million under secured promissory notes ("Secured Notes"). The Secured Notes bear interest at 8% per annum with principal and interest due and payable on or before December 31, 2005. The Secured Notes are secured by Osmotics' interest in the Company's common stock as well as a general security interest in all of the tangible and intangible assets of the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of estimates and assumptions:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates.

The Company is a consolidated subsidiary of Osmotics. Many operating expenses of the Company were incurred and paid by Osmotics. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of the Company. While certain costs incurred by Osmotics are directly attributable to the Company, other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Osmotics and the Company. Set forth below are the categories of shared expenses that management allocated along with the methodologies used by management in preparing the allocations. Management believes that the methodologies used are reasonable.
Expense Category	Allocation Methodology

Salaries, taxes and benefits	Estimated time spent on OPI activities

Rent and occupancy	Number of employees and space used

UC Agreement (Note 8)	50% of the related costs

Other general and administrative	Fixed charge per month or percentage of salary allocation

Cash and cash equivalents:

The Company considers all cash and investments with an original maturity of three months or less to be cash equivalents.

Impairment of long-lived assets and identifiable intangibles:

SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" established that companies evaluate their long-lived assets for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. Recoverability of assets is measured by comparing the carrying value of an asset to the future undiscounted cash flows expected to be generated by the asset. If the future undiscounted cash flows are less than the carrying value of the asset, an impairment exists. The impairment to be recognized is determined as the amount by which the carrying value of an asset exceeds the fair market value.

As of December 31, 2004, the Company had one long-lived asset, Licensed Technology Costs (see Note 5). Based on management's projection of anticipated undiscounted cash flows, the asset is not impaired.

Income taxes:

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Gross deferred tax assets then may be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS No. 109.

Stock-based compensation:

SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires that all stock-based compensation, including employee stock options, be recorded at fair value on the date of grant using the Black-Scholes valuation model. Compensation costs are recognized ratably over the vesting period. As an alternative, SFAS 123 allows companies to account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, compensation expense is generally not recorded if the exercise price of stock options is not less than fair market value on the date of grant. As of December 31, 2004, the Company had no stock options or warrants outstanding.

Comprehensive income:

SFAS No. 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive income, its components, and accumulated balances. For the years ended December 31, 2004 and 2003, there were no differences between reported net loss and comprehensive loss.

Segment information:

The Company currently operates in one business segment as determined in accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". The determination of reportable segments is based on the way management organizes financial information for making operating decisions and assessing performance. All of the Company's operations are located in the United States of America.

Fair value of financial instruments:

The fair value of cash and cash equivalents and accounts payable approximate their carrying amount due to the short maturities of these instruments. The fair value of the advances from parent is not practicable to estimate due to the related party nature of the underlying transactions.

Anticipated revenue recognition:

While the Company has not recognized revenue to date, it anticipates generating revenue from product sales and licensing agreements.

Product sales - The Company will recognize revenue from product sales when the goods are shipped and title passes to the customer.

License Agreements - For up-front payments received under licensing agreements, the Company will defer and recognize revenue as earned over the life of the related agreement. Milestone payments received will be recognized as revenue upon achievement of contract specified events and when there are no remaining performance obligations. Royalties will be recognized in the periods they are earned under terms of the related agreement.

Recent accounting pronouncements:

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share-Based Payment" ("SFAS No. 123R"), which addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123R offers the Company alternative methods of adopting this standard. The Company has not yet determined which alternative method it will use and the resulting impact on its financial position or results of operations.

In December 2003, the FASB issued SFAS Interpretation 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after March 25, 2004. The adoption of FIN 46 and FIN 46R did not have a material impact on the Company's financial statements.

3.    Advances from Parent:

As described above, Osmotics has incurred costs on behalf of the Company. The Company has classified these costs as Advances from Parent on the accompanying balance sheet. The advances bear no terms regarding repayment, interest or security and are classified as a current liability. Additionally, Osmotics is under no obligation to make future advances. For the years ended December 31, 2004 and 2003, Osmotics advanced the Company $709,298 and $1,676,466, respectively. From time to time during 2003, Osmotics utilized the Company's cash account to disburse funds on its own behalf. Accordingly, Osmotics would fund the Company's bank account and subsequently write checks on that account to pay for Osmotics' expenses. As a result, $1,456,453 of cash was funded and subsequently disbursed by and on behalf of Osmotics during the year ended December 31, 2003. The practice has since been discontinued. The Company has reflected these disbursements in its statements of operations only to the extent they benefited the Company and are included in the allocations of expenses. The related intercompany receivable and payable from these transactions netted to approximately $2,000. As described further in Note 1, subsequent to yearend, the Company issued to Osmotics the Promissory Note. Among other things, the Promissory Note is for repayment of the Advances from Parent.

As of December 31, 2004, the components of the Advances from Parent were as follows:
Salary and related	$369,206
Licensing fees	143,328
Travel and entertainment	90,598
Clinical testing	54,917
Legal	40,132
Investor relations	28,568
Other general and administrative	52,696

$779,445

A summary of advance activity for the years ended December 31, 2004 and 2003 and for the period from February 20, 2002 (inception) through December 31, 2004 is as follows:
	Year Ended December 31,		Cumulative from inception (February 20,
	2004	2003	2002)

Beginning balance	$ 70,147	$(149,866)	$ -
Expenses charged to the Company by Osmotics	694,477	218,037	1,064,091
Amounts paid on behalf of Osmotics by the Company	-	(1,456,453)	(1,456,453)
Amounts advanced to Osmotics by the Company	-	-	(301,471)
Net cash received from Osmotics	14,821	1,458,429	1,473,278

Ending balance	$ 779,445	$ 70,147	$ 779,445

For the years ended December 31, 2004 and 2003, the average advance (receivable) balances were $417,712 and $(38,778) respectively.

4.    Accounts payable and accrued liabilities:

As of December 31, 2004, accounts payable and accrued liabilities consisted of the following components:
Legal fees	$ 39,739
Clinical testing	46,683
Other	12,265

$ 98,687

5.    Licensed technology costs:

Under the terms of the BYU License (see Note 8), the Company is obligated to reimburse BYU for all fees and costs relating to the filing, prosecution, perfection and maintenance of the underlying patent rights that had accrued through the date of the BYU License (the "Accrued BYU Costs"). Payment is due within 60 days from the Company receiving proceeds under a sublicense agreement but in no event later than May 1, 2006. The Accrued BYU Costs totaled $269,548. The Company has reflected this obligation on the accompanying balance sheet as a long-term liability called Licensed Technology Obligation and recorded a corresponding long-term asset called Licensed Technology Costs.

As the Accrued BYU Costs represent an obligation payable in a period greater than one year, and does not bear interest, the Company has discounted the obligation to its net present value. Management determined a discount rate of 12% to be a reasonable cost of capital for the Company. As a result, the Company recorded the obligation at $214,882 on the accompanying balance sheet. The Licensed Technology Costs are being amortized over the estimated useful life of ten years. The accompanying statements of operations reflect amortization expense of $14,325, which is included in Licensing Fees, and imputed interest expense of $18,222, related to this agreement.

6.    Stockholders' equity:

Preferred stock:

The Company's articles of incorporation authorizes the Board of Directors to issue up to 20.0 million shares of Preferred Stock and allows the Board to determine preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and other terms and conditions. As of December 31, 2004, the Company did not have any Preferred Stock issued or outstanding.

As described in Note 1 above, subsequent to yearend, the Board of Directors authorized the issuance of 1.0 million shares of Series A Preferred Stock (the "Preferred Stock") to Osmotics in connection with executing the Technology Transfer Agreement. The Preferred Stock has a stated value of $4.00 per share and accrues dividends at a rate of 6% per annum. The Preferred Stock is convertible into 1.0 million shares of the Company's common stock at the option of the holder subject to certain conditions. The dividends are payable on each one year anniversary date from the date of issuance, however, the first dividend payment is to be prepaid on May 1, 2005 (the "First Dividend"). The First Dividend is payable in cash while all subsequent dividends are payable in either cash or stock at the Company's option. The proceeds from the Debentures will likely not be sufficient to allow the Company to make the First Dividend payment in a timely manner.

Common stock:

The Company's articles of incorporation authorize the Company to issue up to 50.0 million shares of no par common stock. Upon incorporating the Company in February 2002, the Company issued to Osmotics 12.0 million shares of common stock. From March 2002 through July 2002, the Company sold 254,250 shares of common stock to the Outside Shareholders netting $301,471.

Stock options:

The Company's by laws allow for the Board of Directors to issue stock options, warrants and other rights to purchase shares of the Company's common stock. As of December 31, 2004, the Company had no options, warrants or other rights to purchase common stock outstanding.

Subsequent to year end, the Company's Board of Directors granted stock options to acquire approximately 2.7 million shares of the Company's common stock to employees and directors of the Company as well as certain employees of Osmotics. Such options have an exercise price of $1.00 per share and are vested 100% upon grant.

7.    Income taxes:

As a consolidated subsidiary of Osmotics, the Company did not file separate income tax returns. Rather, its results were included in the consolidated Osmotics' returns. The consolidated returns of Osmotics did not report taxable income in any of the years since the Company's inception. Had the Company not been eligible to be included in consolidated income tax returns, management estimates that it would have an accumulated net operating loss of approximately $1.2 million as a stand-alone entity. It would not have had any significant differences in accounting methods used for income tax purposes compared to financial reporting purposes.

Under the provisions of SFAS 109, the Company is required to recognize deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. As noted above, there were no material differences in accounting between financial statement and tax bases. When circumstances warrant, management must assess the likelihood that net deferred tax assets, should they exist, will more likely than not be recovered from future projected taxable income. Management judgment is used in forecasting future taxable income.

SFAS 109 provides for the weighing of positive and negative evidence in determining whether it is more likely than not that a deferred tax asset is recoverable. Relevant accounting guidance suggests that a recent history of cumulative losses constitutes significant negative evidence, and that future expectations about taxable income are overshadowed by such recent losses. Accordingly, the expectations of future taxable income would generally be limited to no more than two or three years for generating sufficient income to recover deferred tax assets. Had the Company not been included in previous consolidated tax returns, it would have established a valuation allowance of approximately $418,000, representing 100% of the potential tax benefit of the NOL. Accordingly, its financial statements would not have reflected a deferred tax asset or income tax benefit.

8.    Commitments, contingencies and related party transactions:

License and technology agreements:

The Company is a co-licensee under an exclusive license agreement with Brigham Young University (the "BYU License"). The BYU License requires an annual maintenance fee of $50,000 until commercial sales of the licensed technology commences, quarterly research and development support fees of $22,500, and earned royalty payments equal to 5% of adjusted gross sales (as defined in the agreement) on any product using the licensed technology. The earned royalty is subject to an annual minimum royalty for which payment shall commence during the first full calendar year following any governmental regulatory approval for a pharmaceutical use of the licensed technology. The minimum annual royalty in Year 1 is $100,000, in Year 2 $200,000 and in Year 3 and thereafter, $300,000. The Company is also obligated to reimburse BYU for any legal costs associated with patent protection and expansion. For the year ended December 31, 2004, the Company was charged $28,286 for such legal expenses which are reflected as general and administrative expense in the accompanying statements of operations. Finally, the Company is obligated to submit an Investigational New Drug Application ("IND") to the U.S. Food and Drug Administration no later than May 1, 2006. Management estimates that the cost associated with filing an IND will be approximately $1,000,000. The term of the BYU license is for the life of the underlying patents which expire in 2022. The Company has not filed for regulatory approval to utilize the technology licensed under the BYU Agreement.

As described further in Note 1 above, the Company entered into a Technology Transfer Agreement with Osmotics. Under the Technology Transfer Agreement, Osmotics is obligated to utilize its best efforts to assign certain rights under its exclusive license agreement with the Regents of the University of California (the "UC Agreement") to the Company. When the assignment is completed, if ever, the Company will likely be obligated to pay an annual maintenance fee and earned royalties with a minimum royalty provision. The UC Agreement currently requires an earned royalty of 5% of net sales as defined in the agreement. The earned royalty is subject to an annual minimum royalty of $50,000. In addition the UC Agreement requires reimbursement for legal costs associated with patent protection and expansion. For the years ended December 31, 2004 and 2003, the Company was allocated $5,531 and $2,879, respectively, for legal costs which are recorded as general and administrative expenses in the accompanying statements of operations.

Until such time that Osmotics can obtain the third party consents necessary to assign its rights under the UC Agreement to the Company, the Company and Osmotics entered into a sublicense agreement whereby Osmotics has granted these rights to the Company. Under the sublicense agreement, the Company is obligated to reimburse Osmotics for one half of the royalties and legal fees incurred by Osmotics under the UC Agreement. The sublicense agreement shall expire at the earlier of the Company receiving the assignment or the expiration of the patents underlying the UC Agreement (2014).

Shared services agreement:

Given the early stage of the Company's business, management has determined that it is more practical for the Company to utilize existing Osmotics' resources rather than procure them on its own. Accordingly, subsequent to yearend, the Company and Osmotics entered into a shared services agreement (the "Shares Services Agreement") whereby Osmotics will provide office space and other back office support for accounting, human resources, payroll, systems, telecom and information technology. The charge for such services is $5,000 per month. This charge approximates what was allocated to the Company for the year ended December 31, 2004. The Shared Services Agreement expires on December 31, 2005. Additionally, the Shared Services Agreement contemplates that, from time to time, Osmotics may ask officers of the Company to assist them with certain projects. In the event that officers of the Company spend any time on the business of Osmotics, the Company shall charge Osmotics for the cost of these services which shall be offset against the monthly charge described above.

Litigation:

From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management would provide for them if upon the advice of counsel, losses are determined to be both probable and estimable. The Company is currently not party to any litigation.